EXHIBIT 32
                                                                      ----------



               CERTIFICATIONS PURSUANT TO 18 U.S.C. SECTION 1350,
           AS ADOPTED BY SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of North American Galvanizing & Coatings, Inc. (the "Company") on Form 10-Q for the period ending March 31, 2006 as filed with the Securities and Exchange Commission (the "Report"), each of the undersigned hereby certifies in his or her capacity as an office of the Company, pursuant to 18 U.S.C. ss. 1350, as adopted by ss. 906 of the Sarbanes-Oxley Act of 2002, that to his or her knowledge:

     1. The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

     2. The information contained in the Report fairly presents, in all material respects, the financial condition and the results of operations of the Company.


                   NORTH AMERICAN GALVANIZING & COATINGS, INC.
                                  (Registrant)



                               /s/ Ronald J. Evans
                               -----------------------------
                               President and
                               Chief Executive Officer
                               (Principal Executive Officer)



                               /s/ Beth B. Hood
                               -----------------------------
                               Vice President and
                               Chief Financial Officer
                               (Principal Financial Officer)


Date:   April 27, 2006